                                                                    Exhibit 3(a)


No.   00343584
   ---------------


[THE SECRETARY                 STATE OF MISSOURI
 OF STATE SEAL]
                        ROY D. BLUNT, Secretary of State

                              CORPORATION DIVISION


                       RESTATED ARTICLES OF INCORPORATION

WHEREAS, ESCO ELECTRONICS CORPORATION a corporation organized and existing under the General and Business Corporation Law has filed in the office of the Secretary of State duplicate originals of Restated Articles of Incorporation and has, in all respects, complied with the requirements of The General and Business Corporation Law governing Restated Articles of Incorporation:

NOW, THEREFORE, I, ROY D. BLUNT, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law, do hereby certify that said Restated Articles have, on the date hereof, become effective; that the address of its Registered Office in Missouri is 8100 W. Florissant Avenue, St. Louis, Missouri 63136; that its period of existence is perpetual and that the amount of its authorized shares $600,000.00 dollars, and that said Restated Articles supercede the original Articles of Incorporation and all amendments thereto.



                              IN TESTIMONY WHEREOF, I hereunto set my hand and
[THE STATE SEAL               affix the GREAT SEAL of the State of Missouri.
 OF MISSOURI]                 Done at the City of Jefferson, this 26th day of
                              September, Nineteen Hundred and Ninety.


                                             Ray D. Blunt
                                         ---------------------
                                           Secretary of State

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          ESCO ELECTRONICS CORPORATION

     ESCO Electronics Corporation, a Missouri corporation, does hereby restate its Articles of Incorporation as set forth in Exhibit A attached hereto, and certifies that the Restated Articles of Incorporation correctly set forth, without change, the corresponding provisions of the Articles of Incorporation as theretofore amended and that the Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

     The shareholders of the corporation, representing a majority of the outstanding shares entitled to vote, approved and adopted the above Restated Articles of Incorporation on behalf of the corporation.

     Of the 1000 shares outstanding, 1000 of such shares were entitled to vote on such amendment. The number of outstanding shares of any class entitled to vote thereon as a class were as follows:


                    Number of
  Class          Outstanding Shares
---------        ------------------
  Common              1000

     The number of shares voted for and against the amendment was as follows:

  Class          No. Voted For            No. Voted Against
---------        -------------            -----------------
 Common              1000                      -0-

     IN WITNESS WHEREOF, the undersigned, (Vice) President has executed this instrument and its (Assistant) Secretary has affixed its corporate seal hereto and attested said seal on the 23rd day of September, 1990.

     CORPORATE                      ESCO ELECTRONICS CORPORATION
       SEAL


ATTEST:                             BY: /s/   D.R. Perkins
                                       -----------------------------------------
                                         Its: (Vice) President

/s/            ??
---------------------------------
(Assistant) Secretary



STATE OF MISSOURI   )
                    )    SS.
CITY OF ST. LOUIS   )

     I, Dawn M. LaBeau, notary public, do hereby certify that on this 25th day of September, 1990, personally appeared before me D.R. Perkins, who, being by me first duly sworn, declared that he is the (Vice) President of ESCO Electronics Corporation, that he signed the foregoing document as (Vice) President of the corporation, and that the statements therein contained are true.

[SEAL]

                                        /s/ Dawn M. LaBeau
                                        -----------------------------------
                                             Notary Public

My Commission Expires:

       2-17-92
----------------------

       DAWN M. LaBEAU                            FILED AND CERTIFICATE
NOTARY PUBLIC - STATE OF MISSOURI                        ISSUED
     ST. CHARLES COUNTY                               SEP 26 1990
MY COMMISSION EXPIRES FEB. 17, 1992                    ROY D. BLUNT
                                            CORPORATION DEPT. SECRETARY OF STATE

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Restated Articles

                                      -2-
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                                                                       EXHIBIT A




                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          ESCO ELECTRONICS CORPORATION


ARTICLE ONE

                                      NAME

     The name of the corporation (hereinafter referred to as the "Corporation") is: ESCO Electronics Corporation.

                                   ARTICLE TWO

                          REGISTERED OFFICE AND AGENT

     The address, including street and number, if any, of the Corporation's initial registered office in this state is 8100 W. Florissant Avenue, St. Louis, Missouri 63136. The name of its initial agent at such address is Harley
M. Smith.

                                  ARTICLE THREE

                                 CAPITAL STOCK

     A. CLASS AND NUMBER OF SHARES. The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue is 60,000,000 shares,

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

consisting of 50,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

     B. VOTING RIGHTS OF THE COMMON STOCK. Each holder of the Common Stock shall be entitled to one vote per share of Common Stock on all matters to be voted on by the stockholders.

     C. ISSUANCE OF PREFERRED STOCK, RIGHTS AND PREFERENCES THEREOF.

        1. The Preferred Stock may be issued from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. Without limiting the generality of the foregoing, in the resolution or resolutions providing for the issuance of such shares of each particular series of Preferred Stock, subject to the requirements of the laws of the State of Missouri, the Board of Directors is also expressly authorized:

        (a) To fix the distinctive serial designation of the shares of the series;

        (b) To fix the consideration for which the shares of the series are to be issued;




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
        (c) To fix the rate or amount per annum, if any, at which the holders of the shares of the series shall be entitled to receive dividends, the dates on which and the conditions under which dividends shall be payable, whether dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends shall be cumulative;

        (d) To fix the price or prices at which, the times during which, and the other terms, if any, upon which the shares of the series may be redeemed;

        (e) To fix the rights, if any, which the holders of shares of the series have in the event of dissolution or upon distribution of the assets of the Corporation;

        (f) From time to time to include additional shares of Preferred Stock which the Corporation is authorized to issue in the series;

        (g) To determine whether or not the shares of the series shall be made convertible into or exchangeable for other securities of the Corporation, including shares of the Common Stock of the Corporation or shares of any other series of the Preferred Stock of the Corporation, now or hereafter authorized, or any new class of Preferred Stock of the Corporation hereafter authorized, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right shall be exercised;



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Restated Articles                    -5-

        (h) To determine if a sinking fund shall be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

        (i) To fix the other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law,

                                  ARTICLE FOUR

                        ADDITIONAL PROVISIONS REGARDING
                           CERTAIN SHAREHOLDER RIGHTS

     A. PREEMPTIVE RIGHTS. All preemptive rights of shareholders are hereby denied, so that no stock or other security of the Corporation shall carry with it and no holder or owner of any share or shares of stock or other security or securities of the corporation shall have any preferential or preemptive right to acquire additional shares of stock or any other security of the Corporation.

     B. CUMULATIVE VOTING. All cumulative voting rights are hereby denied, so that none of the Common Stock, the Preferred Stock or any other security of the Corporation shall carry with it and no holder or owner of any Common Stock, Preferred Stock or any other security shall have any right to cumulative voting in the election of directors or for any other purpose.





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


     C. VOTING AGREEMENTS.

        1. The foregoing provisions are not intended to modify or prohibit any provisions of any voting trust or agreement between or among holders or owners of shares of stock or other securities of the Corporation.

        2. For so long as the Trust created pursuant to the Deposit and Trust Agreement dated as of September 24, 1990 by and among the Corporation, Emerson Electric Co. and Boatmen's Trust Company, as depositary and trustee thereunder (the "Trustee"), as amended from time to time (the "Trust Agreement"), is in existence, the Corporation shall not issue any "Voting Securities" as defined in the Trust Agreement unless such securities are delivered to the Trustee to be held and administered as required by the terms of the Trust Agreement. Notwithstanding any provision to the contrary in these Articles of Incorporation or the Bylaws of the Corporation, upon the occurrence and during the continuance of a "Collateralization Default" as defined in the Trust Agreement, and as permitted by the Trust Agreement, the Trustee may, at any time and from time to time, exercise any and all rights, powers and privileges which it may have as a shareholder of the Corporation for the purpose of calling a special meeting of the shareholders of the Corporation, executing an action by written consent or taking other appropriate action for the purpose of (a) removing one or more Directors (including the entire Board of Directors), with or







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





without cause, (b) increasing or decreasing the number of Directors comprising the entire Board of Directors, (c) nominating and electing new Directors, including filling any vacancy from time to time created, and/or (d) amending these Articles of Incorporation or the Bylaws of the Corporation to accomplish any of the foregoing purposes. Notice of any special meeting of shareholders called for such purpose shall be given by the Corporation as soon as practicable after call of the meeting by the Trustee, in accordance with all requirements of law. Such notice need only comply with the minimum requirements imposed by law, notwithstanding any longer time period or other requirements imposed by these Articles of Incorporation or the Bylaws of the Corporation or otherwise. Notwithstanding any provision to the contrary in these Articles of Incorporation or the Bylaws of the Corporation, at any such meeting called by the Trustee, the Trustee, exercising the voting rights of all shareholders of the Corporation pursuant to the Trust Agreement, may remove, with or without cause, any Director, or the entire Board of Directors, increase or decrease the number of Directors comprising the entire Board of Directors, nominate and elect a new Director for each vacancy, and/or amend these Articles of Incorporation or the Bylaws of the Corporation to accomplish any of the foregoing purposes. Any such action may, to the extent otherwise allowed by law, be taken without a meeting of shareholders if consents in writing, setting forth the action






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



so taken, are signed by the percentage required by law of the shareholders entitled to vote with respect to the subject matter thereof. The provisions of this Article Four, Section C(2) shall automatically terminate upon liquidation of the Trust created pursuant to the Trust Agreement.

                                  ARTICLE FIVE

                                  INCORPORATOR

            The name and place of residence of the incorporator is:

                               Stephanie Morrison
                                549 N. Van Buren
                            Kirkwood, Missouri 63122

                                  ARTICLE SIX
                                    DIRECTORS

     A. NUMBER AND CLASSES OF DIRECTORS. The number of directors to constitute the initial Board of Directors of the Corporation is three. Thereafter, subject to the provisions set forth in Article Four, Section C(2) hereof, the number of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the mode of such classification to be provided for in the Bylaws of the Corporation. Directors other than certain Directors elected to the initial Board of Directors shall be elected to hold office for a term of three years, with the term of office of one class expiring each year. As used in


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


these Articles of Incorporation, the term "entire Board of Directors" means the total number of Directors fixed by, or in accordance with, these Articles of Incorporation or the Bylaws of the Corporation.

     B. REMOVAL OF DIRECTORS. Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding and subject to the provisions set forth in Article Four, Section C(2) hereof, (1) any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his or their term of office only for cause and only by the affirmative vote of the holders of record of outstanding shares representing at least 85% of all of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class at a special meeting of shareholders called expressly for that purpose (such vote being in addition to any required class or other vote); and (2) any Director may be removed from office by the affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of his term of office, as provided by law, in the event that the Director fails to meet any qualifications stated in the Bylaws for election as a Director or in the event that the Director is in breach of any agreement between the Director and the Corporation relating to the Director's service as a Director or employee of the Corporation.












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Restated Articles                    -10-

     C. NOMINATIONS. Subject to the rights, if any, of holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of Directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any shareholder of record entitled to vote generally in the election of Directors. Subject to the provisions set forth in Article Four, Section C(2) hereof, any shareholder who otherwise desires to nominate one or more persons for election as a Director at any meeting of shareholders held at any time may do so only if the shareholder has delivered timely notice of the shareholder's intent to make such nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, such notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which the notice of the date of meeting was mailed or public disclosure was made, whichever occurs first. A shareholder's notice to the Secretary shall set forth:
(1) the name and address of record of the shareholder who intends to make the nomination; (2) a representation that the shareholder is a holder of record of shares of capital stock of the Corporation entitled to vote at


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


the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) the class and number of shares of the capital stock that are beneficially owned by the shareholder on the date of such notice; (4) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee; (5) the class and number of shares of capital stock that are beneficially owned by such nominee on the date of such notice; (6) a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder; (7) any other information regarding each proposed nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (8) the written consent of each proposed nominee to being named as a nominee in the proxy statement and to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish any other information it may reasonably require to determine the eligibility of the proposed nominee to serve as a Director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should make that determination, he shall so declare at the meeting and the defective nomination shall be disregarded.



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Restated Articles                    -12-

     D. VACANCIES. Subject to the rights, if any, of the holders of any class of capital stock of the Corporation (other than the Common Stock) then outstanding and subject to the provisions set forth in Article Four, Section C(2) hereof, any vacancies in the Board of Directors which occur for any reason prior to the expiration of the term of office of the class in which the vacancy occurs, including vacancies which occur by reason of an increase in the number of Directors, shall be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office (although less than a quorum).


                                 ARTICLE SEVEN

                                    DURATION

                 The duration of the Corporation is perpetual.

                                 ARTICLE EIGHT

                                    PURPOSES

     The Corporation is formed for the following purposes:
     1. To manufacture, sell and distribute any and all kinds of machinery, equipment and things of any and all kinds;
     2. To transact any lawful business in aid of the United States or any instrumentality thereof or any political subdivision thereof, or any country from time to time in alliance therewith; and


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Restated Articles                       -13-

     3. To do anything permitted of corporations pursuant to the provisions of The General and Business Corporation Law of Missouri, as amended from time to time.

                                  ARTICLE NINE

                             SHAREHOLDERS' MEETINGS

     A.   SPECIAL MEETINGS.   Subject to the provisions set forth in Article
Four, Section C(2) hereof, a special meeting of the shareholders may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, or the President. Only such business shall be conducted, and only such proposals shall be acted upon, as is specified in the call of any special meeting of shareholders.

     B.   ANNUAL MEETINGS.    At any annual meeting of shareholders only such
business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting by the Board of Directors or by a shareholder of record entitled to vote at such meeting. Subject to the provisions set forth in Article Four, Section C(2) hereof, for a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice, either by personal delivery or by Untied States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days nor more than 90 days prior

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Restated Articles                     -14-
to the annual meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the earlier of (1) the day on which notice of the date of the annual meeting was mailed or (2) the day on which public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting this business at the annual meeting; (b) the name and address of record of the shareholder proposing the business and any other shareholders known by such shareholder to be supporting the proposal; (c) the class and number of shares of the capital stock which are beneficially owned by the shareholder on the date of the shareholder notice and by any other shareholders known by such shareholder to be supporting the proposal on the date of the shareholder notice; and (d) any material interest of the shareholder in the proposal.

     The Board of Directors may reject any shareholder proposal submitted for consideration at the annual meeting which is not made in accordance with the terms of this Article Nine or which is not a proper subject for shareholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the


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


validity of any shareholder proposal, the presiding officer of the annual meeting may, it the facts warrant, determine and declare at the annual meeting that the shareholder proposal was not made in accordance with the terms of this Article and, if he should make that determination, he shall so declare at the meeting and the business or proposal shall not be acted upon. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at the meeting unless stated, filed and received as herein provided.

     C. ACTION BY WRITTEN CONSENT. Subject to the provisions set forth in Article Four, Section C(2) hereof, any action required or permitted to be taken by the shareholders of the Corporation may, if otherwise allowed by law, be taken without a meeting of shareholders only if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE TEN
                              AMENDMENT OF BYLAWS

     Subject to the provisions set forth in Article Four, Section C(2) hereof, the Bylaws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the Bylaws as

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Restated Articles                         -16-
they exist from time to time may be adopted, only by the majority of the entire Board of Directors.

                                 ARTICLE ELEVEN
                            AMENDMENT OF ARTICLES OF
                                  INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on the shareholders, directors and officers of the Corporation are subject to this reserved power; provided, that (in addition to any required class or other vote) the affirmative vote of the holders of record of outstanding shares representing at least 85% of all of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with, Articles Four, Six, Nine, Ten, Twelve, or this Article Eleven of these Articles of Incorporation, subject, however, to the provisions set forth in Article Four, Section C(2) hereof.












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Restated Articles                         -17-

                                 ARTICLE TWELVE
                      INDEMNIFICATION AND RELATED MATTERS

     A. ACTIONS INVOLVING DIRECTORS AND OFFICERS. The Corporation shall indemnify each person (other than a party plaintiff suing his own behalf or in the right of the Corporation) who at any time is serving or has served as a director or officer of the Corporation against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.






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Restated Articles                         -18-

     B. ACTIONS INVOLVING EMPLOYEES OR AGENTS.

        1. The corporation may, if it deems appropriate and as may be permitted by this Article, indemnify any person (other than a party plaintiff suing on his own behalf or in right of the Corporation) who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability or expense incurred as a result of such service or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding.


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Restated Articles                         -19-

     2. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section B(1) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or preceding.

  C. DETERMINATION OF RIGHT TO INDEMNIFICATION IN CERTAIN CIRCUMSTANCES. Any indemnification required under Section A of this Article or authorized by the Corporation in a specific case pursuant to Section B of this Article (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee or agent is not proper under the circumstances because he has not met the applicable standard of conduct set forth in or established pursuant to this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.










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


     D. ADVANCE-PAYMENT OF EXPENSES. Expenses incurred by a person who is or was a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or at the direction of the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article.

     E. NOT EXCLUSIVE RIGHT. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     F. INDEMNIFICATION AGREEMENTS AUTHORIZED. Without limiting the other provisions of this Article, the Corporation is authorized from time to time, without further action by the




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
shareholders of the Corporation, to enter into agreements with any director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

     G. STANDARD OF CONDUCT. Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article (including without limitation pursuant to any agreement entered into pursuant to section F of this Article) from or on account of such person's conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the Corporation.

     H. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is- or was a director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation against any claim, liability or expense asserted against him and incurred by him in any such capacity, or

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




arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     I. CERTAIN DEFINITIONS. For the purposes of this Article:

        1. Any director or officer of the Corporation who shall serve as a director, officer or employee of any other corporation, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of either the outstanding equity interests or the outstanding voting stock (or comparable interests), shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

        2. References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any









7144A
Restated Articles                     -23-
person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

        3. The term "other enterprise" shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets therein; the term "serving at the request of the corporation" shall include, without limitation, any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, a director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article in connection with such plan; the term "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.







7144A
Restated Articles                     -24-

        J. SURVIVAL. Any indemnification rights provided pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provision in these Articles of Incorporation, any indemnification rights arising under or granted pursuant to this Article shall survive amendment or repeal of this Article with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the Corporation.

        K. LIABILITY OF THE DIRECTORS. It is the intention of the Corporation to limit the liability of the directors of the Corporation, in their capacity as such, whether to the Corporation, its shareholders or otherwise, to the fullest extent permitted by law. Consequently, should The General and Business Corporation Law of Missouri or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the directors of the Corporation shall be so eliminated or limited without the need for amendment of these Articles or further action on the part of the shareholders of the Corporation.











7144A
Restated Articles                     -25-

                               STATE OF MISSOURI

                          OFFICE OF SECRETARY OF STATE           314/751-4609
                              JEFFERSON CITY 65102
                                     January 31, 1991









Re:       ESCO ELECTRONICS CORPORATION (00343584)

Dear Corporation:

     This is to advise that on this date we have filed for record in this office a copy of the Statement of Reduction of Stated Capital of the above corporation. We return herewith the duplicate "Filed" copy for your records.

     The fee for filing the document in this office is $20.00. This will acknowledge receipt of your check for that amount.

                                        Very truly yours,

                                        ROY D. BLUNT
                                        Secretary of State

                                        Corporation Division
                                        Amendment Desk



Enclosure

Ltr. #24
1/85


                                                     Received
                                                     Feb 7 1991
                                                     E&S LEGAL SERVICES

                    STATEMENT OF REDUCTION OF STATED CAPITAL

                                       OF

                          ESCO ELECTRONICS CORPORATION

HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI 65102

     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned corporation certifies the following:

     (1) The name of the corporation is ESCO ELECTRONICS CORPORATION.

     (2) The following resolution was adopted by the sole shareholder on October 19, 1990:

     RESOLVED, that the sole shareholder of the Company deems it necessary and advisable that the Company's Stated Capital be reduced from $120,010.00 to $111,671.53 by reason of cancellation of 833,847 issued but not outstanding share of Common Stock, par value $0.01 per share.

     (3) Of the 11,167,153 shares outstanding, 11,167,153 shares were entitled to vote on such reduction. The number of outstanding share entitled to vote thereon as a class was as follows:

                                                  Number of
               Class                          Outstanding Shares
               -----                          ------------------
               Common                             11,167,153

     (4) The number of shares voted for and against the reduction was as follows:

          Class                  No. Voted For           No. Voted Against
          -----                  -------------           -----------------
          Common                  11,167,153                    0

     (5) Upon the filing of this Statement of Reduction, the stated capital and the paid-in surplus of the corporation stated as of September 30, 1990, adjusted to give effect to the reduction, is as follows:

                                  Before                       After
                                 Reduction                   Reduction
                                 ---------                   ---------
Stated Capital                $    120,010.00               $    111,671.53
Paid-In Surplus               $482,548,112.53               $482,554,451.00


     IN WITNESS WHEREOF, the undersigned (Senior Vice) President has executed this instrument and its Secretary has attested to said instrument on the 22nd day of January, 1991.

                                             ESCO ELECTRONICS CORPORATION

(CORPORATE SEAL)

ATTEST:                                      By  /s/   Philip M. Ford
                                                ------------------------------
                                                Philip M. Ford
                                                (Senior Vice) President


  /s/    Walter Stark
---------------------------------                           FILED
Walter Stark                                             JAN 31 1991
Secretary                                               Ray D. Blunt
                                                      SECRETARY OF STATE
STATE OF MISSOURI        )
                         )    SS.
COUNTY OF ST. LOUIS      )


     I, Cynthia Sue Finazzo, a notary public, do hereby certify that on this 22 day of January, 1991, personally appeared before me Philip M. Ford who, being by me first duly sworn, declared that he is the (Senior Vice) President of ESCO ELECTRONICS CORPORATION, that he signed the foregoing document as (Senior Vice) President of the corporation, and that the statements therein contained are true.



[SEAL]                                            /s/ Cynthia Sue Finazzo
                                                  -------------------------
                                                        Notary Public

My Commission Expires:


       CYNTHIA SUE FINAZZO
NOTARY PUBLIC--STATE OF MISSOURI
        ST. LOUIS COUNTY
MY COMMISSION EXPIRES JAN. 29, 1994

                           CERTIFICATE OF DESIGNATION
                                       OF
                        SERIES A PARTICIPATING CUMULATIVE
                                 PREFERRED STOCK

                                       OF

                          ESCO ELECTRONICS CORPORATION

                         Pursuant to Section 351 of the
                          Revised Statutes of Missouri


     We, D.J. Moore, President, and A.S. Barclay, Secretary, of ESCO Electronics Corporation, a corporation organized and existing under the laws of the General Business and Corporations Law of Missouri (the "GBCL"), in accordance with the provisions thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the Board of Directors on September 24, 1990, adopted the following resolution creating a series of Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows:

     Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be One Hundred Twenty Thousand (120,000). Such number of shares of the Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     Section 2. Dividends and Distributions.

     (A) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on March 31, June 30, September 30 and December 31 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions

(other than (i) a dividend payable in shares of Common Stock (as hereinafter defined) or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time after September 24, 1990 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clause (i) and (ii) of the first sentence of paragraph (A)); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

     Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

     (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

     (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 50 days after such order or request or in default of the calling of such meeting within 50 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph
(C)(iii), no such special meeting shall be called during the period within 50 days immediately preceding the date fixed for the next annual meeting of stockholders.

     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) The Articles of Incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

     (E) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

     Section 4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the

Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Articles of Incorporation or as otherwise permitted under Missouri Law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The Series A Preferred Stock shall not be redeemable.

     Section 9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

     Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm and acknowledge the foregoing as true under the penalties of perjury this 20th of December, 1999.


                                        /s/ D.J. Moore
                                        --------------------------------------
                                        President
Attest:

/s/ Alyson S. Barclay
-----------------------------------
Secretary


STATE OF MISSOURI                   )
                                    )     SS.
COUNTY OF ST. LOUIS                 )

     On this 20th day of December, 1999, before me, Norma J. Reger, a Notary Public in the State of Missouri, personally appeared D.J. Moore, President of ESCO Electronics Corporation, known to me to be the person who executed the foregoing Certificate of Designation and acknowledged to me that he executed the same pursuant to the authority given by the Board of Directors of such corporation as his free and voluntary act, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

                                    /s/ Norma J. Reger
                                    ------------------------------------------
                                    Notary Public


My Commission expires:

     06/24/2000
----------------------